UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                   ----------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                                   ----------


      Date of Report (Date of earliest event reported): September 10, 2008


                          PEOPLES BANCORPORATION, INC.




Incorporated under the    Commission File No. 000-20616      I.R.S. Employer
laws of South Carolina                                       Identification No.
                                                                  57-0951843




                              1818 East Main Street

                          Easley, South Carolina 29640

                            Telephone: (864) 859-2265

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events
Item 8.01 - Other Events

As the result of the conservatorships of the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation ("FRE") announced on September 7, 2008, the registrant's holdings of 120,000 shares of Series Z preferred stock of FRE experienced a precipitous decrease in value. The registrant's balance sheet at June 30, 2008 reflected a fair value of $3.1 million for the FRE preferred stock. The registrant will take an impairment charge and report the effects of this decrease in value on its earnings in its quarterly report for the quarter ended September 30, 2008.

Management has evaluated the capital positions of its bank subsidiaries and has determined that each bank subsidiary will continue to have capital levels above the "well capitalized" threshold as promulgated by federal banking regulators, after any related impairment charges. Management is in the process of determining the after-tax implications of any associated impairment charge.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                  PEOPLES BANCORPORATION, INC.
                                  (Registrant)



Date: September 10, 2008       By: /s/ Robert E. Dye, Jr.
                                  ----------------------------------------------
                                  Robert E. Dye, Jr.
                                  Senior Vice President (Principal Financial
                                   and Principal Accounting Officer)




                                        3